                                                                   Exhibit 10.47


                                 AMENDMENT NO. 2

                                       TO

                            INFOSEEK/NYNEX AGREEMENT


The Infoseek/NYNEX Agreement ("Agreement") by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 2620 Augustine Drive, Suite 250, Santa Clara, California 95054, hereinafter referred to as "Infoseek", and NYNEX Information Technologies Company, a corporation organized under the laws of the State of Delaware, with its principal place of business at 35 Village Road, Middleton, MA 01949, hereinafter referred to as "NYNEX", executed by Infoseek and NYNEX on March 29,1996, as amended by Amendment No. 1 thereto, is hereby further amended, as of February 19, 1997, by this Amendment No. 2.

1. Infoseek and NYNEX hereby agree to extend the term of the Agreement for a renewal term commencing on May 10, 1997 and ending on [ * ] ("Renewal Term"). NYNEX agrees that the outstanding credit of [ * ] applicable to [ * ] which would otherwise be payable to NYNEX by Infoseek pursuant to the reimbursement provisions of the next to last paragraph of Section 5, shall be null and void and not be due and payable.

2. Section 5 of the Agreement shall remain in full force and effect through the initial term of the Agreement. Thereafter, for the Renewal Term, Section 5 of the Agreement shall be changed to read as follows:

"In consideration of the services provided during the Renewal Term under this Agreement, NYNEX agrees to pay to Infoseek the amount of [ * ].

The payment of such amount will be made to Infoseek in accordance with the following schedule:

Payment #1 -        [ * ]                             [ * ]
Payment #2 -        [ * ]                             [ * ]
Payment #3 -        [ * ]                             [ * ]
Payment #4 -        [ * ]                             [ * ]
Payment #5 -        [ * ]                             [ * ]
Payment #6 -        [ * ]                             [ * ]
Payment #7 -        [ * ]                             [ * ]
Payment #8 -        [ * ]                             [ * ]
Payment #9 -        [ * ]                             [ * ]
Payment #10 -       [ * ]                             [ * ]
Payment #11         [ * ]                             [ * ]
Payment #12         [ * ]                             [ * ]
Payment #13         [ * ]                             [ * ]
Payment #14         [ * ]                             [ * ]
                                                    ----------

TOTAL                                                 [ * ]
                                                    ==========

Total payments for the Renewal Term = [ * ]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3. The last four paragraphs of Section 2 of the Agreement are hereby deleted in their entirety. Infoseek agrees that [ * ] on the Service, [ * ] therein on a mutually agreeable basis. The Service referred to in this Agreement is the U.S. version of the Infoseek search and directory service. [ * ] from the Service; provided, however, Infoseek reserves the right to include [ * ] in the event Infoseek reasonably determines in its discretion that the [ * ] meet acceptable standards. Infoseek agrees to notify NYNEX in advance of the [ * ]. Infoseek agrees to use commercially reasonable efforts to [ * ]. Infoseek agrees to review with NYNEX, prior to any [ * ] of the Service affecting the [ * ] (collectively known as "links"). A screen print of the existing Links positioning is attached hereto as a reference to the [ * ].

4. In the event performance of the Links from the Service to [ * ] as a percentage of impressions of the Links, NYNEX and Infoseek agree to take appropriate escalation actions with respect to the Service with their respective management teams to [ * ].

5. Infoseek agrees to provide a link from the Service to the NYNEX/411E-mail directory service and to the NYNEX/411 residential white pages directory service. [ * ]

The parties hereto agree that the terms and provisions of the Agreement, and Amendment No. 1 thereto, as further amended hereby, shall remain in full force and effect. The effective date of this Amendment No. 2 shall be the date this Amendment No. 2 becomes fully executed by both parties.

The parties have duly executed this Amendment No. 2 as of the later of the two
(2) dates set forth below.

ACCEPTED FOR INFOSEEK CORPORATION       ACCEPTED FOR NYNEX INFORMATION
                                        TECHNOLOGIES COMPANY

By: /s/ Robert E. L. Johnson III        By:  /s/ William H. Wise
    -----------------------------            -------------------------------
         Authorized Signature                     Authorized Signature

Print Name: Robert E. L. Johnson III         Print Name: William H. Wise
            ------------------------                     ----------------------
Title: CEO & President                       Title: President and Chairman
       -----------------------------                ---------------------------
Date: February 19, 1997                      Date:  2/7/97
      ------------------------------               ----------------------------



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                          Page 2